Exhibit 99.4

RM Resources, LLC

Unaudited Financial Statements

March 31, 2012

RM Resources, LLC

Index

March 31, 2012

Page(s)

Financial Statements (Unaudited)

Statements of Financial Position	2

Statements of Operations	3

Statements of Cash Flows	4

Notes to Financial Statements	5–7

RM Resources, LLC

Statements of Financial Position

March 31, 2012 and December 31, 2011 (Unaudited)

(in thousands)	March 31, 2012	December 31, 2011

Assets
Current assets
Cash and cash equivalents	$2,220	$1,605
Accounts receivable, net	1,787	1,989
Other	47	47

Total current assets	4,054	3,641

Property and equipment, net	4,376	4,139
Other assets	121	121

Total assets	$8,551	$7,901

Liabilities and Members’ Equity
Current liabilities
Accounts payable	$719	$469

Total current liabilities	719	469

Asset retirement obligations	555	550

Total liabilities	1,274	1,019

Members’ Equity	7,277	6,882

Total liabilities and members’ equity	$8,551	$7,901

The accompanying notes are an integral part of these financial statements.

RM Resources, LLC

Statements of Operations

Three Months Ended March 31, 2012 and 2011 (Unaudited)

	Three Months Ended
(in thousands)	March 31,
	2012	2011
Operating revenues
Service revenues	$1,381	$1,396

Total operating revenues	1,381	1,396

Operating expenses
Fuel, supplies and maintenance	378	274
Depreciation and amortization	76	42
Selling and administrative	325	248
Insurance costs	18	8
Communication and utilities	35	25

Total operating expenses	832	597

Operating income	549	799

Other income	(1)	—

Interest expense	5	4

Net income	$545	$795

The accompanying notes are an integral part of these financial statements.

RM Resources, LLC

Statements of Cash Flows

Three Months Ended March 31, 2012 and 2011 (Unaudited)

(in thousands)	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities
Net income	$545	$796
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	76	42
Changes in assets and liabilities
Accounts receivables	203	266
Accounts payable	249	172
Asset retirement obligations	5	4

Net cash provided by operating activities	1,078	1,280

Cash flows from investing activities
Capital expenditures	(313)	(540)

Net cash used in investing activities	(313)	(540)

Cash flows from financing activities
Member distributions	(150)	(680)

Net cash used in financing activities	(150)	(680)

Net increase in cash and cash equivalents	615	60

Cash and cash equivalents
Beginning of period	1,605	688

End of period	$2,220	$748

The accompanying notes are an integral part of these financial statements.

RM Resources, LLC

Notes to Financial Statements (Unaudited)

March 31, 2012

1.	Nature of Business and Operations

RM Resources, LLC, located in Medora, North Dakota, (the “Company” or “RM”), operates four salt water injection disposal wells within the Bakken Shale. All four of the wells are considered to be Type II wells in accordance with the Environmental Protection Agency (“EPA”) Title 40 Regulation. Type II wells inject nonhazardous fluids associated with oil and natural gas production. Most of the injected fluid is salt water (brine), which is brought to the surface in the process of producing (extracting) oil and gas. In addition, brine and other fluids are injected to enhance (improve) oil and gas production.

The Company is owned by three members, each with equal interests, rights, preferences and privileges.

2.	General

The financial statements presented herein have been prepared in conformity with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited 2011 financial statements. In the opinion of management, these financial statements contain all adjustments, consisting of only normal reoccurring adjustments, that are deemed necessary for fair presentation.

3.	Service Revenues

The components of service revenues are as follows for the three months ended March 31 (in thousands):

	2012	2011
	(unaudited)
Water revenue	$1,365	$1,304
Junk oil revenue	16	92

	$1,381	$1,396

4.	Accounts Receivable

Accounts receivable consisted of the following at (in thousands):

	March 31, 2012	December 31, 2011
	(unaudited)
Trade accounts receivable	$1,802	$2,004
Less: Allowance for doubtful accounts	(15)	(15)

	$1,787	$1,989

RM Resources, LLC

Notes to Financial Statements (Unaudited)

March 31, 2012

The activity in the allowance for doubtful accounts is as follows (in thousands):

Balance at December 31, 2010	—

Adjustment to bad debt expense	(15)
Write-offs, net of recoveries	—

Balance at December 31, 2011	(15)

Adjustment to bad debt expense	—
Write-offs, net of recoveries	—

Balance at March 31, 2012 (unaudited)	$(15)

5.	Property and Equipment

Property and equipment consisted of the following at (in thousands):

	March 31, 2012	December 31, 2011
	(unaudited)
Disposal wells and improvements	$4,934	$4,621

Accumulated depreciation	(558)	(482)

Property and equipment, net	$4,376	$4,139

Depreciation expense was approximately $0.08 million and $0.04 million for the three months ended March 31, 2012 and 2011, respectively.

6.	Asset Retirement Obligations

Asset retirement obligations at the Company relate to the costs of future well closings. These costs include equipment, supplies and labor to plug the well and reclaim the property. As of March 31, 2012 and December 31, 2011, the Company has approximately $4.4 million and $4.1 million, respectively, of assets requiring an asset retirement obligation reserve.

The following table presents the rollforward of the asset retirement obligation liability for the three months ended March 31, 2012 (in thousands):

Balance at December 31, 2010	360
2011 additions	190
2011 retirements	—

Balance at December 31, 2011	550

2012 additions	5
2012 retirements	—

Balance at March 31, 2012 (unaudited)	$555

RM Resources, LLC

Notes to Financial Statements (Unaudited)

March 31, 2012

7.	Transactions With Related Parties

During the three month periods ended March 31, 2012 and 2011, the Company recognized approximately $1.2 million and $0.2 million, respectively, of revenues from Wylie Bice Trucking, LLC (“WBT”), whose owner is also 33% member in RM Resources. Of this total, approximately, $0.7 million and $0.04 million was included in accounts receivable as of March 31, 2012 and March 31, 2011, respectively. The revenue was generated as WBT injected flowback and production water into disposal wells owned by the Company.

During the three months ended March 31, 2012, the Company paid approximately $0.1 million in management fees to Rodne Consulting, LLC (“RC”), which is owned by Dean Rodne, a 33% member in the Company.

8.	Commitments and Contingencies

Litigation

The Company is involved in various legal proceedings that have arisen in the ordinary course of business. In the opinion of the Company’s management, all such proceedings are adequately covered by insurance or, if not so covered, should not materially result in any liability which would have a material adverse effect on the financial position, results of operations or cash flows of the Company.

9.	Subsequent Events

On May 7, 2012, the Company’s members entered into an asset purchase agreement with QC Environmental Services, Inc. to sell the operating assets and rights of the Company for $31.7 million, plus potential additional consideration of $7.6 million if certain future operating and performance criteria are satisfied. On June 1, 2012, this sale was consummated for an adjusted purchase price of $31.4 million.

The North Dakota Industrial Commission (NDIC) Oil & Gas Division issued rule changes to the regulations established over drilling and production of oil which became effective April 1, 2012. In these rule changes, it was noted that rule # 43-02-03-19.5 prohibited the use of a reserve pit on most wells unless the wells drilled above the depth of 5,000 feet or for disposal wells in the Dakota Group formation.

One of RM Resources primary revenue streams is pit disposal water. The prohibition of disposal reserve pits at well sites will reduce the number of barrels being disposed. The Company does not expect a significant decline in disposal revenues as the wells are still viable for disposal of other types of disposal water such as production, chemical, and flow-back water.